UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): January 13, 2026

DENNY’S CORPORATION

(Exact name of registrant as specified in its charter)

Delaware	0-18051	13-3487402
(State or other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

203 East Main Street
Spartanburg, North Carolina	29319-0001
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (864) 597-8000

Not Applicable

(Former name or former address if changed since last report.)

Securities registered pursuant to Section 12(b) of the Exchange Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
$.01 Par Value, Common Stock	DENN	The Nasdaq Stock Market LLC

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 or Rule 12b-2 of the Securities Exchange Act of 1934.

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.07	Submission of Matters to a Vote of Security Holders

As previously disclosed, on November 3, 2025, Denny’s Corporation, a Delaware corporation (the “Company”), entered into an Agreement and Plan of Merger (the “Merger Agreement”) with Sparkle Topco Corp., a Delaware corporation (“Buyer”), and Sparkle Acquisition Corp., a Delaware corporation and wholly owned subsidiary of Buyer (“Merger Sub”).

Pursuant to the Merger Agreement, and upon the terms and subject to the conditions thereof and in accordance with Section 251 of the General Corporation Law of the State of Delaware, Merger Sub will merge with and into the Company (the “Merger”), with the Company surviving the Merger as a wholly owned, indirect subsidiary of Buyer.

The Company held a special meeting of stockholders on Tuesday, January 13, 2026, at 10:00 A.M., Eastern Time (the “Special Meeting”), called for the purpose of approving proposals relating to the Merger Agreement.

At the close of business on November 26, 2025, the record date for the Special Meeting, there were 51,498,994 shares of common stock entitled to vote at the Special Meeting. Present at the Special Meeting or by proxy were holders of 39,780,712 shares, representing approximately 77.25% of the outstanding shares of common stock eligible to vote at the Special Meeting, and constituting a quorum.

The final results, by proposal, are set forth below:

1. Merger Proposal: To adopt the Merger Agreement, by and among Buyer, Merger Sub, and the Company, providing for, among other things, the merger of Merger Sub with and into the Company, with the Company surviving the Merger as a wholly owned, indirect subsidiary of Parent (the “Merger Proposal”).

For	Against	Abstain	Broker Non-Votes
39,490,370	177,993	112,349	0

2. Compensation Advisory Proposal: To approve, on a non-binding, advisory basis, certain compensation that may be paid or become payable to the Company’s named executive officers that is based on or otherwise relates to the Merger (the “Compensation Advisory Proposal”).

For	Against	Abstain	Broker Non-Votes
34,741,402	2,417,808	2,621,502	0

3. Adjournment Proposal: To approve one or more adjournments of the Special Meeting to a later date or time, if necessary or appropriate, to solicit additional proxies if there are insufficient votes to adopt the Merger Agreement at the time of the Special Meeting (the “Adjournment Proposal”).

For	Against	Abstain	Broker Non-Votes
38,254,509	1,419,767	106,436	0

Each of the Merger Proposal and the Compensation Advisory Proposal was approved by the required vote of the Company’s stockholders. Sufficient votes were received to approve the Adjournment Proposal, but such an adjournment was not necessary in light of the approval of the Merger Proposal.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

DENNY’S CORPORATION

Date: January 13, 2026	By:	/s/ Robert P. Verostek
	Name:	Robert P. Verostek
	Title:	Executive Vice President and Chief Financial Officer